Exhibit 1

                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                          At December 31, 1997
                                                          --------------------

ASSETS
Current Assets:
   Cash                                                      $  6,332,736
   Accounts Receivable - Net                                    5,682,221
   Unbilled Utility Revenue                                     1,572,237
   Materials & Supplies                                         3,605,423
   Prepaid Expenses                                               605,852
                                                             ------------
Total Current Assets                                           17,798,469
                                                             ------------

Property, Plant & Equipment                                    74,152,271
   Less:  Reserve for DDA                                      22,729,020
                                                             ------------
                                                               51,423,251
                                                             ------------

Other Assets:                                                   7,702,823
                                                             ------------

Total Assets                                                 $ 76,924,543
                                                             ============


LIABILITIES AND STOCKHOLDERS EQUITY Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  1,250         $      1,250
   Paid-in Capital                                              3,248,750
Retained Earnings                                             (13,285,626)
Cumulative Translation Adjustment                              (4,388,407)
                                                             ------------
Total Stockholders Equity                                     (14,424,033)
                                                             ------------

Long-Term Debt, Net of Current Portion                          4,837,496
Long-Term Debt - Intercompany                                  10,000,000
                                                             ------------
Total Long-Term Debt                                           14,837,496
                                                             ------------

Minority Interest in Foreign Subsidiaries                      20,798,865
                                                             ------------

Current and Accrued Liabilities:
   Notes Payable - Intercompany                                45,400,000
   Accounts Payable                                             4,473,405
   Accounts Payable - Intercompany                              1,335,607
   Federal Income Taxes Payable                                  (517,739)
   Other Accrued Liabilities                                    4,103,027
                                                             ------------
Total Current and Accrued Liabilities                          54,794,300
                                                             ------------

Deferred Credits:
  Accumulated Deferred Income Taxes                              (121,936)
  Other Deferred Credits                                        1,039,851
                                                             ------------
Total Deferred Credits                                            917,915
                                                             ------------

Total Liabilities and Stockholders Equity                    $ 76,924,543
                                                             ============